                      SOUTHERN UNION COMPANY

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                AND FINANCIAL STATEMENT SCHEDULES



                                                         Page(s)

Consolidated financial statements:

   Report of independent accountants

   Statement of consolidated operations -- years ended June 30, 1994 and December 31, 1993 and 1992

   Consolidated balance sheet -- June 30, 1994 and December 31,
      1993

   Statement of consolidated cash flows -- years ended June 30, 1994 and December 31, 1993 and 1992

   Notes to consolidated financial statements

Financial statement schedules:

   V  -- Property, plant and equipment

   VI -- Accumulated depreciation and amortization of property, plant and equipment

   IX -- Short-term borrowings

   X  -- Supplementary statement of operations information

All other schedules are omitted as the required information is not applicable or the information is presented in the consolidated financial statements, related notes or other schedules.

              REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and
Board of Directors of
Southern Union Company:


We have audited the consolidated financial statements and financial statement schedules of Southern Union Company and Subsidiaries listed in the index on page F-1 of this Form 10-K. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Union Company and Subsidiaries as of June 30, 1994 and December 31, 1993, and the consolidated results of their operations and their cash flows for each of the three years in the periods ended June 30, 1994 and December 31, 1993 and 1992 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

As discussed in the notes to the consolidated financial statements, effective January 1, 1993 the Company changed its method of accounting for income taxes and postretirement benefits other than pensions and effective January 1, 1994 the Company changed its method of accounting for postemployment benefits.




                                COOPERS & LYBRAND L.L.P.
Austin, Texas
September 15, 1994

                SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 STATEMENT OF CONSOLIDATED OPERATIONS



                                           Years Ended
                                  -------------------------------
                                   June 30,      December 31,
                                             --------------------
                                     1994      1993       1992
                                  ---------  ---------  ---------
                                   (thousands of dollars, except
                                   shares and per share amounts)

Operating revenues. . . . . . .   $374,516   $209,005   $192,445
Gas purchase costs. . . . . . .    211,127    110,384    102,918
                                  --------   --------   --------
  Operating margin. . . . . . .    163,389     98,621     89,527
                                  --------   --------   --------

Operating expenses:
  Operating, maintenance and
    general . . . . . . . . . .     79,667     50,076     46,313
  Taxes, other than on income .     29,770     14,365     13,115
  Depreciation and
     amortization . . . . . . .     21,919     14,416     12,737
                                  --------   --------   --------
      Total operating expenses.    131,356     78,857     72,165
                                  --------   --------   --------
      Net operating revenues. .     32,033     19,764     17,362
                                  --------   --------   --------

Other income (expenses):
  Interest on long-term debt. .    (23,568)   (11,535)   (11,496)
  Other interest. . . . . . . .     (1,896)    (2,212)      (963)
  Other, net. . . . . . . . . .      6,994      5,571      5,928
                                  --------   --------   --------
    Total other expenses, net .    (18,470)    (8,176)    (6,531)
                                  --------   --------   --------
    Income before taxes and
      discontinued operation. .     13,563     11,588     10,831

Federal and state income taxes.      5,185      3,855      4,440
                                  --------   --------   --------

  Earnings from continuing
    operations. . . . . . . . .      8,378      7,733      6,391

Loss from discontinued
  operation, net of tax . . . .        --         --      (2,446)
                                  --------   --------   --------

Earnings before preferred
  dividends . . . . . . . . . .      8,378      7,733      3,945

Preferred dividends . . . . . .        --        (843)    (2,500)
                                  --------   --------   --------

Net earnings available for
  common stock. . . . . . . . .   $  8,378   $  6,890   $  1,445
                                  ========   ========   ========

Earnings (loss) per common
  share:
    Continuing operations . . .   $    .85   $    .83   $    .47
    Discontinued operation. . .        --         --        (.29)
                                  --------   --------   --------
      Net earnings. . . . . . .   $    .85   $    .83   $    .18
                                  ========   ========   ========

Weighted average shares
  outstanding . . . . . . . . .  9,865,967  8,286,260  8,255,888
                                 =========  =========  =========


See accompanying notes to the consolidated financial statements.

               SOUTHERN UNION COMPANY AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET



                             ASSETS


                                        June 30,    December 31,
                                          1994         1993
                                        ---------   ------------
                                         (thousands of dollars)

Property, plant and equipment:
  Plant in service. . . . . . . . . .   $813,055      $374,963
  Construction work in progress . . .     21,991         2,080
                                        --------      --------
                                         835,046       377,043
  Less accumulated depreciation and
    amortization. . . . . . . . . . .   (279,120)     (144,491)
                                        --------      --------
                                         555,926       232,552
  Additional purchase cost assigned
    to utility plant, net of
    accumulated amortization of
    $12,342,000 and $10,530,000,
    respectively. . . . . . . . . . .    167,374        92,991
                                        --------      --------

      Net property, plant and
      equipment . . . . . . . . . . .    723,300       325,543
                                        --------      --------


Current assets:
  Cash and cash equivalents . . . . .      5,881         2,918
  Accounts receivable, billed and
    unbilled. . . . . . . . . . . . .     48,273        46,292
  Inventories, principally at
    average cost. . . . . . . . . . .     23,612         2,950
  Prepayments and other . . . . . . .      1,621         2,077
                                        --------      --------

     Total current assets. . . . . . .     79,387        54,237
                                        --------      --------

Deferred charges. . . . . . . . . . .     74,367        16,160

Real estate . . . . . . . . . . . . .     11,983        11,718

Other . . . . . . . . . . . . . . . .      1,913         8,549


                                        --------      --------

  Total . . . . . . . . . . . . . . .   $890,950      $416,207
                                        ========      ========



See accompanying notes to the consolidated financial statements.

              SOUTHERN UNION COMPANY AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET (Continued)



               STOCKHOLDERS' EQUITY AND LIABILITIES


                                         June 30,   December 31,
                                           1994        1993
                                         ---------  -------------
                                          (thousands of dollars)

Common stockholders' equity:
  Common stock, $1 par value;
    authorized 50,000,000 shares;
    issued 11,497,069 shares at
    June 30, 1994. . . . . . . . . . .   $ 11,497      $  7,306
  Premium on capital stock . . . . . .    198,272       192,298
  Less treasury stock:  51,625 shares
    at cost. . . . . . . . . . . . . .       (794)         (794)
  Retained earnings. . . . . . . . . .        --          3,128
                                         --------      --------

    Total common stockholders' equity.    208,975       201,938
                                         --------      --------

Long-term debt . . . . . . . . . . . .    479,048        89,019
                                         --------      --------

Current liabilities:
  Long-term debt due within one year .        889        20,555
  Notes payable. . . . . . . . . . . .        --         20,100
  Accounts payable . . . . . . . . . .     44,631        27,149
  Federal, state and local taxes . . .      8,706        10,982
  Accrued interest . . . . . . . . . .     15,579         3,028
  Customer deposits. . . . . . . . . .     13,029         3,988
  Deferred gas purchase costs due
    to customers . . . . . . . . . . .      8,509         2,648
  Other. . . . . . . . . . . . . . . .     12,435         6,309
                                         --------      --------

    Total current liabilities. . . . .    103,778        94,759
                                         --------      --------

Deferred credits and other
  liabilities. . . . . . . . . . . . .     69,437        10,882

Accumulated deferred income taxes. . .     29,712        19,609

Commitments and contingencies. . . . .        --            --

                                         --------      --------

    Total. . . . . . . . . . . . . . .   $890,950      $416,207
                                         ========      ========



See accompanying notes to the consolidated financial statements.

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
             STATEMENT OF CONSOLIDATED CASH FLOWS



                                             Years Ended
                                  -------------------------------
                                   June 30,      December 31,
                                             --------------------
                                    1994       1993       1992
                                  ---------  ---------  ---------
                                      (thousands of dollars)

Cash flows from operating
  activities:
    Earnings before preferred
      dividends. . . . . . . . .  $  8,378   $  7,733   $  3,945
Adjustments to reconcile
  earnings before preferred
  dividends to net cash flows
  from operating activities:
    Depreciation and
      amortization . . . . . . .    21,919     14,416     12,737
    Deferred income taxes. . . .     8,943      1,368        996
    Provision for bad debts. . .     2,897        478        283
    Valuation adjustment of
      discontinued operation . .       --         --       4,400
    Other, net . . . . . . . . .    (1,316)    (1,573)      (397)
    Changes in assets and lia-
      bilities, net of acquisi-
      tions and dispositions:
        Decrease (increase) in
          accounts receivable,
          billed and unbilled. .    63,059     (1,967)   (10,221)
        Increase (decrease) in
          accounts payable . . .    (1,731)    (2,287)     3,112
        Increase (decrease) in
          taxes and other
          liabilities. . . . . .     4,097      1,585     (2,748)
        Decrease in customer
          deposits . . . . . . .       (75)    (3,214)      (304)
        Decrease in deferred
          gas purchase costs . .   (11,348)    (1,473)    (2,958)
        Decrease (increase)
          in inventories . . . .    (2,478)       673        (62)
        Net decrease (increase)
          in prepaid and other
          accounts . . . . . . .     2,984       (722)     1,967
                                  --------   --------   --------
        Net cash flows from
          operating activities .    95,329     15,017     10,750
                                  --------   --------   --------
Cash flows from investing
  activities:
    Additions to property,
      plant and equipment. . . .   (38,237)   (18,532)   (18,623)
    Acquisition of operations,
      net of cash received . . .  (440,666)   (35,559)      (507)
    Leasehold improvements . . .    (1,501)    (2,018)    (1,277)
    Net increase (decrease) in
      customer advances. . . . .    (3,079)       718     (2,294)
    Net increase (decrease) in
      deferred charges and
      deferred credits . . . . .     5,603       (993)      (845)
    Proceeds from sale of
      discontinued operation . .       --      16,493      1,050
    Proceeds from notes
      receivable . . . . . . . .     6,368        --         --
    Other, net . . . . . . . . .       857         39      1,617
                                  --------   --------   --------
        Net cash flows used in
          investing activities .  (470,655)   (39,852)   (20,879)
                                  --------   --------   --------
Cash flows from financing
  activities:
    Net borrowings (payments)
      under revolving credit
      facility . . . . . . . . .   (28,200)     6,200     12,651
    Repayment of debt. . . . . .  (107,052)      (938)    (2,732)
    Issuance of debt . . . . . .   475,000        --       1,038
    Premium on early
      extinguishment of debt . .   (13,715)       --         --
    Debt issuance cost . . . . .    (5,450)       --         --
    Proceeds from rights
      offering, net. . . . . . .    49,351     49,351        --
    Exercise of common stock
      options. . . . . . . . . .       145        216        --
    Redemption of preferred
      stock including related
      premiums . . . . . . . . .       --     (25,272)      (104)
    Payment of dividends on
      preferred stock. . . . . .       --        (843)    (2,500)
    Purchase of treasury stock .       --         --        (794)
    Credit facility renewal fee.    (1,050)    (1,050)       --
                                  --------   --------   --------
      Net cash flows from
        financing activities . .   369,029     27,664      7,559
                                  --------   --------   --------
Increase (decrease) in cash
  and cash equivalents . . . . .    (6,297)     2,829     (2,570)
Cash and cash equivalents at
  beginning of year. . . . . . .    12,178         89      2,659
                                  --------   --------   --------
Cash and cash equivalents at
  end of year. . . . . . . . . .  $  5,881   $  2,918   $     89
                                  ========   ========   ========

See accompanying notes to the consolidated financial statements.

              SOUTHERN UNION COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            June 30, 1994 and December 31, 1993 and 1992



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Operations and Principles of Consolidation

Southern Union Company ("Southern Union" and, together with its wholly owned subsidiaries, the "Company"), is an investor-owned public utility primarily engaged in the distribution and sale of natural gas to residential, commercial, industrial, agricultural and other customers as a public utility in the states of Texas, Oklahoma and Missouri. See "Acquisitions and Divestiture." Subsidiaries of Southern Union also market natural gas to end-users, sell natural gas as a vehicular fuel, convert vehicles to operate on natural gas, operate intrastate and interstate natural gas pipeline systems, and sell commercial gas air conditioning and other gas-fired engine-driven applications. A subsidiary also holds investments in real estate. Substantial operations of the Company are subject to regulation.

The consolidated financial statements include the accounts of Southern Union and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. All dollar amounts in the tabulations in the notes to consolidated financial statements, except per share amounts, are stated in thousands unless otherwise indicated. Certain reclassifications have been made to the prior years' financial statements to conform with the current year presentation.

            Property, Plant and Equipment

Utility plant in-service and construction work in progress are stated at original cost of construction, less contributions in aid of construction, which includes, where appropriate, payroll-related costs such as taxes, pensions, other employee benefits, general and administrative costs and an allowance for funds used during construction. Gain or loss is recognized upon the disposition of significant utility properties and other property constituting operating units. Gain or loss from minor dispositions of property is charged or credited to accumulated depreciation and amortization. The Company capitalizes the cost of significant internally-developed computer software systems.

Acquisitions are recorded at the historical book carrying value of utility plant. Additional purchase cost assigned to utility plant is the excess of the purchase price over the book carrying value of the net assets acquired. In general, the Company has not been allowed direct recovery of additional purchase cost assigned to utility plant in rates. Periodically, the Company evaluates the carrying value of its additional purchase cost assigned to utility plant by comparing the anticipated future operating income from the businesses giving rise to the additional purchase cost with the unamortized balance.

            Depreciation and Amortization

Depreciation of utility plant is provided at an average straight-line rate of approximately 3% per annum of the cost of such depreciable properties less applicable salvage. Franchises are amortized over their respective lives. Depreciation and amortization of other property is provided at straight-line rates estimated to recover the costs of the properties, after allowance for salvage, over their respective lives. Amortization of additional purchase cost assigned to utility plant is provided on a straight-line basis over forty years unless the Company has obtained, or filed to obtain, a specific provision in a rate application providing for the recovery of this amortization in rates collected from customers over a different period. In those cases where the Company's regulators have provided for, or are expected to provide for, the recovery of the amortization of additional purchase cost assigned to utility plant in rates, the Company's policy is to utilize the amortization period which follows the rate recovery period. See "Change in Accounting Estimate."

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                      Long-Term Debt

Debt issuance costs and premiums on the early extinguishment of debt are amortized over the lives of the new or replacement debt issues.

          Gas Utility Revenues and Gas Purchase Costs

Gas utility customers are billed on a monthly-cycle basis. The related cost of gas is matched with cycle-billed revenues through operation of purchased gas adjustment provisions in tariffs approved by the regulatory agencies having jurisdiction.

The Company recognizes an estimate of unbilled revenues on a monthly-cycle basis which include sales from the cycle-billing dates to the end of the month, unbilled gas purchase costs and revenue-related taxes. The accrual for unbilled revenues is included in operating revenues in the statement of consolidated operations.

             Employee Postretirement Benefits

The Company, excluding Missouri Gas Energy, records a regulatory asset for the difference between the postretirement costs currently included in rates and postretirement expense to the extent the Company has filed, or intends to file, a rate application to include such expense in rates and it is probable that the regulator will allow this expense in future rates. Subsequent to the Missouri Acquisition (as hereinafter defined), the Company filed an application with the Missouri Public Service Commission ("MPSC") for an order to permit the deferral of postretirement expense and also proposed the inclusion in rates billed to customers in the future for the actual postretirement expense and income stream generated from a Company-owned life insurance ("COLI") plan. In anticipation of the MPSC's approval of the application, Missouri Gas Energy has recorded a regulatory asset and a liability representing the accumulated benefit obligation as of June 30, 1994.

                Postemployment Benefits

The Company adopted the provisions of Statement of Financial Accounting Standard ("SFAS") No. 112, Employers Accounting for Postemployment Benefits, as of January 1, 1994. This statement requires that the cost of benefits, such as disability and health care continuation coverage provided to former or inactive employees after employment but before retirement, be accrued if attributable to an employee's previously rendered service. The Company had previously recognized such postemployment benefit costs when paid and was allowed recovery in rates as payments were incurred. Consequently, the Company records a regulatory asset and related liability to the extent it intends to file rate applications to include such costs in rates and such costs are considered probable of recovery.

                     Taxes on Income

The Company accounts for income taxes utilizing the liability method which bases the amounts of current and future tax assets and liabilities on events recognized in the financial statements and on income tax laws and rates existing at the balance sheet date. Prior to 1993, the Company followed the deferred method of interperiod allocation of federal income taxes which resulted in the provision of deferred income taxes for timing differences between financial and taxable income.

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                  Cash Flows and Credit Risk

Cash Flows.  The Company considers all highly liquid investments
- - ----------
with an original maturity of three months or less to be cash equivalents. The Company places its temporary cash investments with a high credit quality financial institution which, in turn, invests the temporary funds in a variety of high-quality financial securities.

Credit Risk.  Concentrations of credit risk in trade receivables
- - -----------
are limited due to the large customer base with relatively small individual account balances. In addition, Company policy requires a deposit from certain customers. The Company has recorded an allowance for doubtful accounts totalling approximately $1,600,000 at June 30, 1994.

                     Earnings Per Share

Earnings per common share is based on net earnings available for common stock using the weighted average shares outstanding during each period. Fully diluted earnings per share is not presented because the relevant stock options are not significant.

CHANGE IN FISCAL YEAR

On May 25, 1994, Southern Union's Board of Directors approved a change in the Company's fiscal year-end from December 31 to June
30. The new fiscal year more closely conforms the Company's reporting of its financial condition and results of operations to its natural business cycle. In order to present more meaningful comparative financial data, current fiscal year information is presented for the twelve months ended June 30, 1994. See "Transition Period Information."

ACQUISITIONS AND DIVESTITURE

Missouri Gas Energy

Missouri Asset Purchase Agreement.  On July 9, 1993, Southern
- - ---------------------------------
Union entered into an Agreement for the Purchase of Assets (the "Missouri Asset Purchase Agreement") with Western Resources, Inc. ("Western Resources"), pursuant to which Southern Union purchased from Western Resources certain Missouri natural gas distribution operations (the "Missouri Acquisition") which Southern Union operates as Missouri Gas Energy, a division of Southern Union headquartered in Kansas City, Missouri. The acquisition was consummated on January 31, 1994 and has been accounted for as a purchase. The assets of Missouri Gas Energy were included in the consolidated balance sheet of the Company at January 31, 1994 and income from operations of Missouri Gas Energy has been included in the statement of consolidated operations beginning February 1, 1994. Missouri Gas Energy serves approximately 463,000 customers in 147 communities in central and western Missouri, including Kansas City, St. Joseph, Joplin and Monett.

Purchase Price.  At closing, Southern Union paid approximately
- - --------------
$400,300,000 in cash for the Missouri Acquisition. The final determination of the purchase price and all prorations and adjustments between the Company and Western Resources have not been resolved to-date. Pursuant to the terms of the Missouri
Asset Purchase Agreement, the Company is seeking arbitration with respect to approximately $19,100,000 of adjustments in dispute. Accordingly, Southern Union is seeking a refund of approximately $12,000,000 while Western Resources is demanding an additional payment of approximately $7,100,000. There can be no assurance that the Company will be successful in resolving any or all of such adjustments in its favor. See "Contingencies" in the Notes to the Consolidated Financial Statements for the year ended June 30, 1994. The Missouri Acquisition was financed through the sale of $475,000,000 of 7.60% Senior Notes due 2024 (the "Senior Debt Securities") and net proceeds from the sale of

              SOUTHERN UNION COMPANY AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



a $50,000,000 Rights Offering (the "Rights Offering") completed on December 31, 1993. See "Long-Term Debt" and "Stockholders
Equity."

Missouri Public Service Commission.  The approval of the Missouri
- - ----------------------------------
Acquisition by the Missouri Public Service Commission ("MPSC") was subject to the terms of a stipulation and settlement agreement (the "MPSC Stipulation") among Southern Union, Western Resources, the MPSC staff and all intervenors in the MPSC proceeding. Among other things, the MPSC Stipulation: (i) provides that the Company attain a total debt to total capital ratio that does not exceed Standard and Poor's Corporation's Utility Financial Benchmark ratio for the lowest investment grade investor-owned natural gas distribution company (which, at December 31, 1993 was approximately 58%) in order for Missouri Gas Energy to implement any general rate increase; (ii) prohibits Missouri Gas Energy from implementing a general rate increase in Missouri before January 31, 1997 except in certain unusual events; (iii) required Western Resources to contribute an additional $9,000,000 to Missouri Gas Energy's employees' and retirees' qualified defined benefit plans transferred to the Company; (iv) requires the Company to contribute an additional $3,000,000 to the Company's qualified defined benefit plan applicable to Missouri Gas Energy's employees and retirees; and
(v) requires Missouri Gas Energy to reduce rate base by $30,000,000 (to be amortized over a ten year period on a straight-line basis) to compensate rate payers for rate base reductions that were eliminated as a result of the Missouri Acquisition.

Liabilities Assumed.  Southern Union assumed certain liabilities
- - -------------------
of Western Resources with respect to Missouri Gas Energy, including certain liabilities arising from certain specified contracts assigned to Southern Union at closing, including gas supply and transportation contracts, office equipment leases and real estate leases, liabilities arising from certain contracts entered into by Western Resources in the ordinary course of business, certain liabilities that have arisen or may arise from the operations of Missouri Gas Energy, and liabilities for certain accounts payable of Western Resources pertaining to Missouri Gas Energy. See "Commitments and Contingencies."

Employees.  Pursuant to the terms of an Employee Agreement with
- - ---------
Western Resources entered into on July 9, 1993, after the closing of the Missouri Acquisition, Southern Union employed certain employees of Western Resources involved in the operation of Missouri Gas Energy ("Continuing Employees"). Under the terms of the Employee Agreement, the assets and liabilities under Western Resources' qualified defined benefit plans attributable to Continuing Employees and retired employees who had been necessary to the operation of Missouri Gas Energy ("Retired Employees") were transferred to the qualified defined benefit plan of Southern Union that will provide benefits to Continuing Employees and Retired Employees substantially similar to those provided for under Western Resources' qualified defined benefit plans. Southern Union amended its qualified defined benefit plan to cover the Continuing Employees and Retired Employees and provide Continuing Employees and Retired Employees with certain welfare, separation and other benefits and arrangements. In addition, the Company is required to contribute an additional $3,000,000 to the Company's employees' qualified defined benefits plan applicable to Missouri Gas Energy's employees and retirees in excess of the minimum required contribution under the Internal Revenue Code,
Section 412, as determined by the plan's actuary, pursuant to the MPSC Stipulation.

Additional Purchase Cost Assigned to Utility Plant.  The
- - --------------------------------------------------
additional purchase cost assigned to utility plant of Missouri Gas Energy is approximately $76,500,000 consisting of approximately $44,200,000 of excess purchase price over the historical book carrying value of the net assets acquired and approximately $32,300,000 of accruals for certain liabilities assumed and preacquisition contingencies which have been incurred or estimates of amounts that will be incurred in the future. The accruals reflect actual or estimated amounts for: (i) employee severance and other costs associated with an early retirement program for employees of Missouri Gas Energy of approximately $11,200,000; (ii) a $3,000,000 contribution to the Company's employees' qualified defined benefits plan applicable to Missouri Gas Energy's employees and retirees in excess of the minimum required contribution under the Internal Revenue Code Section 412, as determined by the plans' actuary, pursuant to the MPSC Stipulation; (iii)

           SOUTHERN UNION COMPANY AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



underwriting, legal and accounting fees associated with the Missouri Acquisition; and (iv) other preacquisition contingencies. Amortization of the additional purchase cost assigned to utility plant is provided on a straight-line basis over forty years. The Company expects to finalize the determination of the purchase price, including all prorations and adjustments in dispute, and to finalize its estimate of all preacquisition contingencies within one year of the date the acquisition was consummated.

Rio Grande Valley

On September 30, 1993, the Company acquired Rio Grande Valley Gas Company ("Rio Grande") for $30,500,000. Rio Grande serves approximately 74,000 customers in the south Texas counties of Willacy, Cameron and Hidalgo. Rio Grande's service area includes 32 towns and cities along the Mexico border, including Harlingen, McAllen and Brownsville (the southernmost city in the U.S.). The Company initially funded the purchase with borrowings from its revolving credit facility which were subsequently repaid with proceeds from the sale of the Senior Debt Securities completed on January 31, 1994, and the sale of the Rights Offering completed on December 31, 1993. The assets of Rio Grande were included in the consolidated balance sheet at September 30, 1993 and income from operations of Rio Grande has been included in the statement of consolidated operations beginning October 1, 1993. The acquisition was accounted for using the purchase method. The additional purchase cost assigned to utility plant of approximately $11,644,000 reflects the excess of the purchase price over the historical book carrying value of the net assets acquired. Amortization of the additional purchase cost assigned to utility plant is provided on a straight-line basis over forty years.

Other Acquisitions and Divestiture

In July 1993, the Company acquired the natural gas distribution facilities serving the city of Eagle Pass, Texas for approximately $2,000,000. In May 1993, the Company acquired the natural gas distribution facilities of Berry Gas Company which serves the Texas cities and towns of Nome, Raywood, Hull and Devers for approximately $274,000. Combined, these operations collectively serve approximately 4,400 customers. During 1992, the Company acquired the natural gas distribution facilities in Nixon, Texas for $415,000. The Company also added approximately 12 miles of pipeline which transports gas to the community of Sabine Pass, Texas. These acquisitions were accounted for as purchases.

In February 1993, Southern Union Exploration Company ("SX"), a wholly owned subsidiary of Southern Union, entered into a purchase and sale agreement to sell substantially all of its oil and gas leasehold interests and associated production for approximately $22,000,000, which sale was completed in March 1993, effective January 1, 1993. SX, engaged in the development and production of oil and gas, held varying interests in producing oil and gas wells located primarily in New Mexico and Texas. The Company accounted for SX as a business held for sale wherein adjustments were made to reflect the valuation of this business to an estimated net realizable value. At December 31, 1992, the Company recorded a book loss on future disposal of $4,400,000. In addition, the Company recorded a tax liability of approximately $6,960,000 resulting from the recognition of a tax basis gain of approximately $18,800,000. The sale closed on March 31, 1993.

The results of operations of the Company for the periods subsequent to these acquisitions and divestiture are not comparable to those periods prior to the acquisitions and divestiture nor are the 1994 results of operations comparable with previous periods.

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

The following unaudited pro forma condensed statement of consolidated operations for the six and twelve months ended
June 30, 1994 and 1993 is presented as though the following events had been consummated at the beginning of the periods presented: (i) the Missouri and Rio Grande Acquisitions; (ii) the sale of the Senior Debt Securities; (iii) the completion of the Rights Offering; (iv) the refinancing of certain short-term and long-term debt; and (v) the elimination of preferred stock dividends resulting from the purchase and redemption of all outstanding preferred stock. The pro forma financial information is not necessarily indicative of the results which would have actually been obtained had the acquisitions of Missouri Gas Energy and Rio Grande, the Rights Offering, the sale of Senior Debt Securities or the refinancings been completed as of the assumed date for the periods presented or which may be obtained in the future.

The pro forma condensed statement of consolidated operations includes adjustments that are based on assumptions and estimates made by the Company's management regarding anticipated efficiencies resulting from the combined operations, reductions in costs planned by management, accruals for certain preacquisition contingencies and the fair market value of certain assets acquired in the Missouri Acquisition. The actual allocation of the consideration paid for the Missouri Acquisition may differ from that reflected in the pro forma condensed statement of consolidated operations after the completion of the final determination of the purchase price.

     Pro Forma Condensed Statement of Consolidated Operations
                           (unaudited)

                         Six Months Ended    Twelve Months Ended
                              June 30,             June 30,
                       --------------------  -------------------
                         1994       1993        1994      1993
                       ---------  ---------  ---------  --------

Operating revenues. .  $345,112   $319,698   $604,962   $560,190
Gas purchase costs. .   208,348    187,688    360,706    328,228
                       --------   --------   --------   --------
  Operating margin. .   136,764    132,010    244,256    231,962
Operating expenses. .   101,396     96,770    195,045    181,607
                       --------   --------   --------   --------
Net operating
  revenues. . . . . .    35,368     35,240     49,211     50,355
Interest on long-
  term debt . . . . .   (18,923)   (18,493)   (37,345)   (37,055)
Other income
  (expenses), net . .       948        995      4,663      4,069
                       --------   --------   --------   --------
    Earnings before
      income taxes. .    17,393     17,742     16,529     17,369
Federal and state
  income taxes. . . .     6,609      6,742      6,281      6,600
                       --------   --------   --------   --------
Net earnings avail-
  able for common
  stock . . . . . . .  $ 10,784   $ 11,000   $ 10,248   $ 10,769
                       ========   =========  ========   ========

Net earnings per
  common share. . . .  $    .94   $    .96   $    .90   $    .94
                       ========   ========   ========   ========

Weighted average
  shares outstanding
  (thousands) . . . .    11,439     11,403     11,433     11,403
                       ========   ========   ========   ========

FINANCIAL CONDITION

As a result of the Missouri Acquisition on January 31, 1994, certain balance sheet amounts have changed significantly.
Details of specific line item classifications on the balance sheet as of June 30, 1994 are set forth below.

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Inventories.  Inventories consist principally of gas in
- - -----------
underground storage and materials and supplies. Gas in underground storage of approximately $23,099,000 at June 30, 1994 consists of approximately 10,834,000 MMBtu's of gas attributable to the operations of Missouri Gas Energy.

Deferred Charges.  Deferred charges consist principally of:  (i)
- - ----------------
debt issuance costs and premiums on early extinguishment of debt of approximately $25,100,000; (ii) a regulatory asset of $38,300,000 for the deferral of the actuarially calculated accumulated postretirement benefit obligation assumed in the purchase of Missouri Gas Energy; and (iii) a regulatory asset of approximately $5,932,000 for the deferral of those costs and expenditures, including depreciation, property taxes and associated carrying costs, related to a major gas safety program in the service territories of Missouri Gas Energy. See "Capitalization" and "Utility Regulations and Rates."

Deferred Credits and Other Liabilities.  Deferred credits and
- - --------------------------------------
other liabilities consist principally of non-current liabilities for: (i) customer advances for construction of approximately $9,772,000; (ii) approximately $38,300,000 for the deferral of the actuarially calculated accumulated post-retirement benefit obligation, previously discussed; (iii) employee severance and other costs associated with an early retirement program for employees of Missouri Gas Energy of approximately $9,900,000; and
(iv) other Missouri Gas Energy preacquisition contingencies of approximately $8,300,000.

CHANGE IN ACCOUNTING ESTIMATE

On February 6, 1990, Southern Union and SU Acquisition, Inc. completed a cash merger in accordance with an agreement among Southern Union, Metro Mobile CTS, Inc., and SU Acquisition, Inc. This merger was accounted for as a purchase and resulted in the recording of additional purchase cost assigned to utility plant of approximately $94,000,000. At the time of the merger, the Company had anticipated the inclusion of this additional purchase price in future rates. Accordingly, amortization of the additional purchase cost assigned to utility plant had been provided on a straight-line basis over thirty years which was consistent with the period over which rate recovery was requested. Subsequent to the merger, the Company filed rate applications with several of its significant regulatory jurisdictions requesting the inclusion of the additional purchase cost assigned to utility plant in rates. To date, the requests for such rate recovery have not been granted and the Company is uncertain this cost will be allowed in future rates. Consequently, effective January 1, 1994, the Company revised its estimate of the amortization period of additional purchase cost assigned to utility plant to its standard policy of forty years. As a result of this change, amortization expense for the year ended June 30, 1994 has been reduced by approximately $478,000, with a corresponding increase to net earnings, or $.05 per average common share.

OTHER INCOME

Other income, net in 1994, 1993 and 1992 was $6,994,000,
$5,571,000 and $5,928,000, respectively.

As a result of the change in the Company's year-end to June 30, certain other income items are included in both the 1994 and 1993 results of operations. In September 1993, the Company recorded a non-recurring accounting adjustment of approximately $2,489,000 to reverse a tax reserve upon the final settlement of prior period federal income tax audits and the filing of amended federal income tax returns. In July 1993, the Company paid the Internal Revenue Service ("IRS") approximately $1,266,000 in settlement for federal income taxes and interest related to the tax years 1984 through 1989. The Company had previously estimated and accrued an amount for the tax deficiencies and related interest and, as a result of the settlement with the IRS for a lesser amount, a non-recurring adjustment was recorded to reverse the tax reserve in excess of the payment made. The reversal of the reserve had no impact on liquidity or cash flows due to the non-cash impact of this adjustment. Other items recorded during the period in common to both 1994 and 1993 were a pre-tax gain of approximately $494,000 on

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



the sale of undeveloped real estate and the write-off of approximately $357,000 of acquisition-related costs as a result of the termination of negotiations related to various acquisitions.

Other income items in 1994 also included: investment interest and interest on notes receivable of approximately $950,000; rental income from Lavaca Realty Company ("Lavaca Realty"), the Company's real estate subsidiary, of approximately $2,200,000; approximately $276,000 related to the deferral of interest expense associated with the Missouri Gas Energy Service Line Replacement Program; and approximately $500,000 as a result of gas appliance merchandising related to the acquisition of the gas distribution systems, previously discussed. See "Utility Regulation and Rates."

Other income items recorded in 1993 also included: interest on notes receivable of approximately $830,000; rental income from Lavaca Realty, of approximately $1,835,000; and a pre-tax gain of approximately $494,000 on the sale of undeveloped real estate.

During 1992, the Company resolved certain other contingent matters and reversed approximately $2,200,000 of contingency reserves recorded at the time an acquiring company completed a cash merger into Southern Union during February 1990. The reversal of those reserves had no impact on liquidity or cash flows due to the non-cash impact of this adjustment. In addition, a $950,000 gain resulting from a litigation settlement was recorded in 1992.

CASH FLOW INFORMATION

                                    1994       1993       1992
                                  ---------  ---------  ---------

Cash paid during the year for:
   Interest (net of amount
     capitalized). . . . . . .    $ 12,001   $ 12,820   $ 10,005
   Income taxes. . . . . . . .       5,820      9,691      4,449

Non-cash assets (liabilities)
  acquired other than cash:
    Working capital. . . . . .    $ 50,999   $   (718)       --
    Property, plant and
      equipment, net . . . . .     385,650     36,376   $    507
    Other noncurrent assets. .      46,988         72        --
    Noncurrent liabilities . .     (42,971)      (171)       --
                                  --------   --------   --------
                                  $440,666   $ 35,559   $    507
                                  ========   ========   ========

Excluded from the statement of consolidated cash flows were the following effects of non-cash investing and financing activities:

                                    1994       1993       1992
                                  ---------  ---------  ---------

Pension liability adjustment
  to retained earnings . . . .    $    --    $  2,051   $    --
                                  ========   ========   ========

Other obligations incurred . .    $  2,354   $    588   $    --
                                  ========   ========   ========

REAL ESTATE

In February 1993, Southern Union entered into a settlement agreement with the Resolution Trust Corporation ("RTC") with respect to Southern Union's former subsidiary, First Bankers Trust & Savings Association. As part of the settlement, in return for payment by the Company of $4,792,000, the RTC: dismissed a $6,174,000 judgment for specific performance of a contract to purchase real estate; canceled notes in the principal amount of

          SOUTHERN UNION COMPANY AND SUBSIDIARIES
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



$1,600,000; permitted the Company to terminate a $2,000,000 letter of credit; deeded the Company a 21-acre tract in Austin, Texas; and released certain other claims asserted in the settled litigation. This settlement had no impact on earnings since the Company had previously recorded a reserve for the related loss contingency. In December 1993, Lavaca Realty sold this land for approximately $794,000 resulting in an after tax gain of approximately $321,000.

STOCKHOLDERS' EQUITY

The changes in common stockholders' equity and cumulative preferred stock were as follows:

                   Common Stockholders' Equity
            -------------------------------------------
                                                          Cumu-
                                                         lative
                                                          Pre-
              Common           Trea-                     ferred
               Stock  Premium   sury  Retained            Stock
                $1      on     Stock, Earnings            $100
                Par   Capital    at    (Defi-            Stated
               Value   Stock    Cost    cit)     Total    Value
              ------- -------- ------ -------- --------  -------

Balance
January 1,
1992. . . . . $ 5,289 $144,748 $ --   $(2,681) $147,356  $25,000
  Net
    earnings.     --       --    --     3,945     3,945      --
  Dividends
    on pre-
    ferred
    stock . .     --       --    --    (2,500)   (2,500)     --
  Redemption
    of pre-
    ferred
    stock . .     --       --    --        (4)       (4)    (100)
  Purchase of
    treasury
    stock . .     --       --   (794)     --       (794)     --
              ------- -------- -----  -------  --------  -------
Balance
December 31,
1992. . . . .   5,289  144,748  (794)  (1,240)  148,003   24,900

  Net
    earnings.     --       --    --     7,733     7,733      --
  Dividends
    on pre-
    ferred
    stock . .     --       --    --      (843)     (843)     --
  Rights
    Offering
    for
    2,000,000
     shares of
    common
    stock . .   2,000   47,351   --       --     49,351      --
  Exercise of
    stock
    options .      17      199   --       --        216      --
  Pension
    liability
    adjust-
    ment. . .     --       --    --    (2,051)   (2,051)     --
  Redemption
    of pre-
    ferred
    stock . .     --       --    --      (471)     (471) (24,900)
              ------- -------- -----  -------  --------  -------
Balance
December 31,
1993. . . . . $ 7,306 $192,298 $(794) $ 3,128  $201,938  $   --
              ======= ======== =====  =======  ========  =======
Balance at
July 1, 1993
(see "Change
in Fiscal
Year"). . . . $ 5,302 $144,902 $(794) $ 1,744  $151,154 $    --
  Net
    earnings.     --       --    --     8,378     8,378      --
  Rights
    offering
    for
    2,000,000
     shares of
    common
    stock . .   2,000   47,351   --       --     49,351      --
  Three-for-
    two stock
    split . .   3,628   (3,628)  --       --        --       --
  Stock
    dividend.     545    9,524   --   (10,069)      --       --
  Exercise of
    stock
    options .      22      186   --       --        208      --
  Stock
    issuance
    costs and
    other . .     --       (63)  --       (53)     (116)     --
              ------- -------- -----  -------  --------  -------
Balance
June 30,
1994. . . . . $11,497 $198,272 $(794) $   --   $208,975  $   --
              ======= ======== =====  =======  ========  =======

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                 Stock Dividend and Split

On May 25, 1994, Southern Union's Board of Directors declared a 5% stock dividend, distributed on June 30, 1994 to stockholders of record on June 14, 1994. A portion of the 5% stock dividend was characterized as a distribution of capital due to the level of the Company's retained earnings available for distribution as of the declaration date. The 5% stock dividend is consistent with the Board of Directors' approval in February 1994 of the commencement of regular stock dividends of approximately 5% annually. In addition, on February 11, 1994, the Board of Directors declared a three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994, to stockholders of record on February 23, 1994. Unless otherwise stated, all per share data included in the accompanying consolidated financial statements and in these Notes to Consolidated Financial Statements have been restated to give effect to the stock dividend and stock split. The Company had previously given retroactive recognition to the equivalent change in capital structures, as of and for the years ended December 31, 1993 and 1992, as a result of the declaration of the stock split in the form of a dividend. The balances of common stock and premium on capital stock, as of and for the years ended December 31, 1993 and 1992, have been restated in 1994 from amounts previously reported such that the change in the capital structure resulting from the stock split in the form of a dividend is reflected solely in the year of its declaration.

                     Rights Offering

On December 31, 1993, Southern Union consummated a Rights Offering to its existing stockholders to subscribe for and purchase 2,000,000 pre-split and pre-dividend shares of the Company's common stock, par value $1.00 per share, at a pre-split and pre-dividend price of $25.00 per share for net proceeds of $49,351,000. The proceeds from the Rights Offering, together with the proceeds from the sale of the Senior Debt Securities, were used to fund the Missouri and Rio Grande Acquisitions and to retire or refinance certain outstanding debt. See "Acquisitions and Divestiture" and "Long-Term Debt."

                      Common Stock

The Company had an incentive stock option plan (the "1982 Plan") which expired on December 31, 1991. Under the terms of the 1982 Plan, options to purchase up to an aggregate of 787,500 post-split and post-dividend shares of common stock could have been granted to officers and key employees at prices not less than fair market value on the date of grant. Options granted under the 1982 Plan are exercisable for periods of ten years from the date of grant or such lesser period as may be designated for particular options, and become exercisable after a specified time from the date of grant in cumulative annual installments. Upon exercise of an option, the 1982 Plan permitted the Company to elect, instead of issuing shares, to make a cash payment equal to the difference at the date of exercise between the option price and the market price of the shares as to which option is being exercised.

The 1992 Long-Term Stock Incentive Plan (the "1992 Long-Term Plan") was approved at the annual meeting of stockholders held on May 12, 1993. Under the 1992 Long-Term Plan, options to purchase 819,000 post-split and post-dividend shares may be granted to officers and key employees at prices not less than the market value on the date of grant. Options granted under the 1992 Long-Term Plan are exercisable for periods of ten years from the date of grant or such lesser period as may be designated for particular options, and become exercisable after a specified period of time from the date of grant in cumulative annual installments. The 1992 Long-Term Plan also allows for the granting of stock appreciation rights, dividend equivalents, performance shares and restricted stock.

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Information regarding the 1982 Plan and the 1992 Long-Term Plan, as adjusted for the stock dividend and stock split, is summarized below:

                                                          1992
                                               1982     Long-Term
                                               Plan       Plan
                                             --------   ---------

Outstanding January 1, 1992. . . . . . . .   428,400         --
    Granted. . . . . . . . . . . . . . . .       --      213,413
    Cancelled. . . . . . . . . . . . . . .   (15,750)        --
                                             -------     -------
Outstanding December 31, 1992. . . . . . .   412,650     213,413
    Exercised. . . . . . . . . . . . . . .   (20,475)     (5,513)
    Cancelled. . . . . . . . . . . . . . .   (14,175)     (6,300)
                                             -------     -------
Outstanding December 31, 1993. . . . . . .   378,000     201,600
    Granted. . . . . . . . . . . . . . . .       --      222,075
    Exercised. . . . . . . . . . . . . . .   (20,475)        --
                                             -------     -------
Outstanding June 30, 1994. . . . . . . . .   357,525     423,675
                                             =======     =======

Exercisable as of the year-end:
    1992 . . . . . . . . . . . . . . . . .   149,625         --
    1993 . . . . . . . . . . . . . . . . .   204,750      40,320
    1994 . . . . . . . . . . . . . . . . .   222,075      40,320
Available for granting in future periods
  as of the year-end:
    1992 . . . . . . . . . . . . . . . . .       --      605,587
    1993 . . . . . . . . . . . . . . . . .       --      605,587
    1994 . . . . . . . . . . . . . . . . .       --      383,512
Average price of exercised options for the
  year ended:
    1993 . . . . . . . . . . . . . . . . .   $  7.78     $ 10.16
    1994 . . . . . . . . . . . . . . . . .   $  7.78         --

At June 30, 1994 and December 31, 1993 and 1992, options under the 1982 Plan for 222,075, 204,750 and 149,625 shares were exercisable at prices ranging from $7.78 to $8.73. At June 30, 1994 and December 31, 1993, options for 40,320 shares at $10.16 were exercisable under the 1992 Long-Term Plan. There are 383,512 shares available for future option grants under the 1992 Long-Term Plan at June 30, 1994. The shares granted in the year ended June 30, 1994 were repriced on April 4, 1994 from an originally granted exercise price of $21.82 per share to a new exercise price of $17.63 per share.

On February 10, 1994, Southern Union granted to Fleischman and Walsh, legal counsel to the Company, a warrant which was amended on April 4, 1994 and which expires on February 10, 2004, to purchase up to 39,375 shares of Common Stock at an exercise price of $17.63, as adjusted for the 5% stock dividend and three-for-two stock split. In 1992 Southern Union purchased 51,625 shares of its common stock, at the then-prevailing market rate, from a company whose Chairman, Chief Executive Officer and President, at that time, were also executive officers, directors and stockholders of Southern Union.

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                     Retained Earnings

Under the most restrictive provisions in effect, as a result of the sale of Senior Debt Securities, Southern Union will not declare or pay any cash or asset dividends on common stock (other than dividends and distributions payable solely in shares of its common stock or in rights to acquire its common stock) or acquire or retire any shares of Southern Union's common stock, unless no event of default exists and the Company meets certain financial ratio requirements. In addition, Southern Union's charter relating to the issuance of preferred stock limit the payment of cash or asset dividends on capital stock.

                Cumulative Preferred Stock

During March 1993, Southern Union retired 68,000 shares of the Series A 10% Cumulative Preferred Stock ("Preferred Stock") at $103 per share for $7,004,000. In April 1993, Southern Union retired 77,000 shares of Preferred Stock at $102 per share for $7,854,000. In June 1993, Southern Union retired 4,000 shares of Preferred Stock at $103.50 per share for $414,000 and the remaining outstanding 100,000 shares at par for $10,000,000.

LONG-TERM DEBT

First mortgage bonds, debentures and other long-term debt outstanding, including current maturities, were as follows:

                                         June 30,    December 31,
                                           1994         1993
                                         --------    ------------
First mortgage bonds:
  11.5% due 2000 -- collateralized
    by utility plant in service. . . .   $  1,700      $  2,900
Sinking fund debentures:
  10 1/2% due 2017 . . . . . . . . . .        --         50,000
Other long-term debt:
  7.60% Senior notes due 2024. . . . .    475,000           --
  9.45% notes due 2004 . . . . . . . .        --         10,000
  10% notes due 2012 . . . . . . . . .        --         25,000
  10 1/8% notes due 1994 . . . . . . .        --         20,000
  Other. . . . . . . . . . . . . . . .      3,237         1,674
                                         --------      --------
Total long-term debt . . . . . . . . .   $479,937      $109,574
                                         ========      ========

The maturities of long-term debt for each of the next five years ended June 30 are: 1995 -- $889,000; 1996 -- $954,000; 1997 --
$1,014,000; 1998 -- $906,000; and 1999 - $475,000; and thereafter
- - -- $475,699,000.

On January 31, 1994, Southern Union completed the sale of the Senior Debt Securities. The net proceeds from the sale of the Senior Debt Securities, together with the net proceeds from the Rights Offering and working capital from operations, were used to: (i) fund the Missouri Acquisition; (ii) repay approximately $59,300,000 of borrowings under the $100,000,000 revolving credit facility used to fund the Rio Grande Acquisition and repurchase all outstanding Preferred Stock; (iii) refinance, on January 31, 1994, $10,000,000 aggregate principal amount of 9.45% notes due January 31, 2004, and $25,000,000 aggregate principal amount of 10% notes due January 31, 2012 and the related premium of approximately $10,400,000 resulting from the early extinguishment of such notes; (iv) refinance, on March 2, 1994, $50,000,000 aggregate principal amount of 10.5% Sinking Fund Debentures due

           SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



May 15, 2017 and the related premiums of approximately $3,300,000 resulting from the early extinguishment of such debentures; and
(v) refinance, on May 16, 1994, $20,000,000 aggregate principal amount of 10-1/8% notes.

The Senior Debt Securities traded at approximately $872 and $852
(per $1,000 note) on June 30 and September 15, 1994, respectively, as quoted by a major brokerage firm.

                       Notes Payable

On September 30, 1993, Southern Union entered into an $80,000,000 revolving credit facility with one bank to provide its seasonal working capital and letters of credit requirements. The revolving credit facility was amended on November 15, 1993 to syndicate it to five additional banks and to increase the facility to $100,000,000. The Company may use up to $40,000,000 of this facility to finance future acquisitions. This facility contains covenants with respect to financial parameters and ratios, total debt limitations, borrowing base limitations, restrictions as to dividend payments, stock reacquisitions, certain investments and additional liens. This revolving credit facility, though initially uncollateralized, would become collaterized by a first priority security interest in substantially all of the Company's accounts receivable, inventory and certain related contract rights in the event that Southern Union issues debt collaterized by 20% or more of the property, plant and equipment of Southern Union. The facility, as amended on August 31, 1994, expires on December 31, 1997 but may be extended annually for periods of one year beginning on September 30, 1994 with the consent of each of the banks. The revolving credit facility, as amended on August 31, 1994, is subject to a commitment fee of an annualized .18175% on the unused balance. The interest rate on borrowings on the revolving credit facility is calculated based on a formula using the LIBOR and prime interest rates. The average interest rate under the revolving credit facility was 5.1% for the year ended June 30, 1994.

EMPLOYEE BENEFITS

                   Defined Benefit Plan

The Company maintains two trusteed non-contributory defined benefit retirement plans which cover substantially all employees. Benefits are based on years of service and the employee's compensation during the last ten years of employment. Plan A covers those Company employees who are not employed by Missouri Gas Energy and Plan B covers those employees who are employed by Missouri Gas Energy. The Company funds the plans' cost in accordance with federal regulations, not to exceed the amounts deductible for income tax purposes. The plans' assets are invested in cash, bond and stock funds.

The components of net pension expense of Plan A for the years ended June 30, 1994 and December 31, 1993 and 1992 consisted of the following:

                                       1994      1993      1992
                                     --------  --------  --------

Service cost of benefits earned
  during the year. . . . . . . . .    $1,233    $1,067    $1,051
Interest cost on projected
  benefit obligations. . . . . . .     2,269     2,358     2,001
Actual return on plan assets . . .        14    (1,099)   (1,280)
Net amortization and deferral. . .    (1,633)     (632)     (252)
                                      ------    ------    ------
Net pension expense. . . . . . . .    $1,883    $1,694    $1,520
                                      ======    ======    ======

                SOUTHERN UNION COMPANY AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Plan B did not exist prior to January 31, 1994. The components of net pension expense of Plan B for the five-month period ended
June 30, 1994 consisted of the following:

                                                     Five Months
                                                        Ended
                                                    June 30, 1994
                                                    -------------

Service cost of benefits earned during the year. .     $  550
Interest cost on projected benefit obligations . .      2,957
Actual return on plan assets . . . . . . . . . . .      3,303
Net amortization and deferral. . . . . . . . . . .     (6,464)
                                                       ------
Net pension expense. . . . . . . . . . . . . . . .     $  346

With respect to Plan A, the actuarial computations for the determination of accumulated and projected benefit obligations, at June 30, 1994, using the projected unit credit actuarial cost method, assumed a discount rate of 8.25% and a weighted average annual salary increase of 5.8% over the average remaining service lives of employees. A discount rate of 7.5% and 9% and a weighted average annual salary increase of 5.8% and 6.6% were assumed as of December 31, 1993 and 1992, respectively. An expected long-term rate of return on plan assets of 8% was assumed in all periods presented. As a result of decreasing the discount rate effective January 1, 1994, from 9% to 7.5%, the provisions of SFAS No. 87, Employers Accounting for Pensions required the recognition in the balance sheet of an additional minimum liability representing the excess of accumulated benefits over plan assets. A corresponding amount was recognized as an intangible asset to the extent of any unrecognized prior service cost and any remainder as a reduction of stockholders' equity. Accordingly, at December 31, 1993, the Company recorded a liability of $4,917,000, an intangible asset of $1,809,000 and a reduction in stockholders' equity of $2,051,000, net of an income tax benefit of $1,057,000. These amounts were subsequently reversed during the last quarter of the fiscal year ended
June 30, 1994 as a result of increasing the discount rate, effective July 1, 1994, from 7.5% to 8.25%. The discount rate and salary increase assumptions for Plan B as of June 30, 1994 were identical to Plan A.

The following is a reconciliation of the funded status of the pension plans and accrued retirement plan liabilities as of June 30, 1994 and December 31, 1993:

                                        Plan A           Plan B
                                ----------------------
                                June 30,  December 31,  June 30,
                                  1994       1993         1994
                                --------  ------------  --------

Actuarial present value of
  benefit obligations:
    Vested benefits. . . . . .  $21,521     $29,093      $82,876
    Nonvested benefits . . . .      983       1,205        1,262
                                -------     -------      -------

Accumulated benefit
  obligations. . . . . . . . .   22,504      30,298       84,138
Effect of future salary
  increases. . . . . . . . . .    5,262       3,448        6,235
                                -------     -------      -------
Projected benefit obligation .   27,766      33,746       90,373
Plan assets at fair value. . .  (23,364)    (23,592)     (90,285)
                                -------     -------      -------
Projected benefit obligations
  in excess of plan assets . .    4,402      10,154           88
Unrecognized net transition
  asset. . . . . . . . . . . .      719         768          --
Unrecognized prior service
  cost . . . . . . . . . . . .   (1,733)     (1,809)         --
Unrecognized net gain (loss) .   (1,249)     (7,324)         258
Adjustment to recognize
  minimum liability. . . . . .      --        4,917          --
                                -------     -------      -------
Accrued retirement plan
  liabilities. . . . . . . . .  $ 2,139     $ 6,706      $   346
                                =======     =======      =======

                SOUTHERN UNION COMPANY AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Prior service cost is being amortized on a straight-line basis over the average remaining expected future service of participants present at the time of amendment.

During the six-month period ended June 30, 1994, the Company recorded an accrual and associated increase in the additional purchase cost assigned to utility plant of approximately $11,200,000 reflecting employee severance and other special early termination benefit costs associated with an early retirement program for employees of Missouri Gas Energy. Of an eligible 133 employees, 81 accepted the 1994 early retirement program. In addition, during 1993, the Company completed an early retirement program for certain of the Company's employees. Of an eligible 109 employees, 75 accepted the 1993 early retirement program which resulted in the Company recognizing expenses of approximately $702,000 associated with special termination benefits.

The Company also maintains a supplemental non-contributory defined benefit retirement plan which covers certain employees whose annual earnings exceed $50,000. The purpose of the supplemental plan is to provide part or all of those defined benefit plan benefits which are not payable to certain employees under the primary plan. The net pension cost of the supplemental plan for the years ended June 30, 1994 and December 31, 1993 and 1992 was not significant.

Pursuant to the terms of an Employee Agreement with Western Resources entered into on July 9, 1993, Southern Union employed certain employees of Western Resources involved in the operation of Missouri Gas Energy ("Continuing Employees") after the closing of the Missouri Acquisition. Under the terms of the Employee Agreement, the assets and liabilities under Western Resources' qualified defined benefit plans attributable to Continuing Employees and retired employees who had been necessary to the operation of Missouri Gas Energy ("Retired Employees") were transferred to the qualified defined benefit plan of Southern Union that will provide benefits to Continuing Employees and Retired Employees substantially similar to those provided for under Western Resources' qualified defined benefit plans. Southern Union amended its qualified defined benefit plan to cover the Continuing Employees and Retired Employees and provide Continuing Employees and Retired Employees with certain other benefits and arrangements. In addition, the Company is required to contribute $3,000,000 to the Company's employees' qualified defined benefits plan applicable to Missouri Gas Energy's employees and retirees in excess of the minimum required contribution under the Internal Revenue Code, Section 412, as determined by the plan's actuaries, pursuant to the MPSC Stipulation.

                   Defined Contribution Plan

The Company provides a Savings Plan available to all employees. Under the provisions of the plan, the Company contributes $.50 for each $1.00 contributed by a participant up to 7% of the employees' salary. Company contributions are 100% vested after six years of continuous service. Company contributions to the plan during 1994, 1993 and 1992, were approximately $859,000, $374,000 and $201,000, respectively. The increase in contributions from 1993 to 1994 is mainly attributable to the Missouri Acquisition whose employees were allowed to participate effective February 1, 1994.

          Postretirement Benefits Other than Pensions

The Company, excluding Missouri Gas Energy, adopted the provision of SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, effective as of January 1, 1993 which resulted in a transition obligation of approximately $9,328,000 which was subsequently reduced to a December 31, 1993 balance of $4,257,000 primarily as a result of certain plan amendments during 1993. The balance at June 30, 1994 is $4,084,000. The Company, excluding Missouri Gas Energy, amortizes the remaining transition obligation over an allowed 20-year period. SFAS No. 106 requires an accrual of postretirement medical and other benefit liabilities on an actuarial

          SOUTHERN UNION COMPANY AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



basis during the years an employee provides services. The Company, excluding Missouri Gas Energy, records a regulatory asset for the difference between the postretirement cost currently included in rates and the SFAS No. 106 expense to the extent the Company, excluding Missouri Gas Energy, has filed, or intends to file, a rate application to include SFAS No. 106 expense in rates and it is probable that the regulator will allow such expense in future rates. The total postretirement costs deferred and recorded as a regulatory asset by the Company (excluding Missouri Gas Energy) at June 30, 1994 and December 31, 1993 were approximately $18,000 and $501,000, respectively.

Western Resources also adopted the provisions of SFAS No. 106 as of January 1, 1993. To mitigate the impact of SFAS No. 106 expense, Western Resources filed an application with the MPSC for an order permitting the deferral of SFAS No. 106 expense and proposed inclusion in rates collected in the future of the actual SFAS No. 106 expense and an income stream generated from Western Resources' COLI. To the extent SFAS No. 106 expense exceeds income from the COLI program, this excess would be deferred (as allowed by the FASB Emerging Issues Task Force Issue No. 92-12) and offset by income generated through the deferral period by the COLI program. The MPSC has issued an order approving the Western Resources application. Subsequent to the acquisition of Missouri Gas Energy, the Company filed an application with the MPSC for an order to permit the deferral of SFAS No. 106 expense and also proposes the inclusion in rates collected in the future of the actual SFAS No. 106 expense and income stream generated from a Company-owned COLI. In anticipation of the MPSC's approval of the application, Missouri Gas Energy has recorded a regulatory asset and related liability of approximately $38,300,000 representing the accumulated benefit obligation at June 30, 1994. Additionally, the State of Missouri recently passed legislation which provides for prospective recognition by the MPSC of postretirement medical and benefit costs on an accrual basis. Thus, to the extent that Missouri Gas Energy's COLI does not offset its SFAS 106 liability such expenses should be recoverable in future rates.

The significant features of the substantive plan include the payment for life of a portion of the medical benefit costs for individuals (and their dependents) who are: (i) employees or retirees of Missouri Gas Energy; (ii) non-Missouri Gas Energy retirees who retired prior to January 1, 1993; and (iii) non-Missouri Gas Energy employees (and their dependents) who elected to retire during the first quarter of 1993. For active non-Missouri Gas Energy employees hired prior to January 1, 1993, benefits are provided only to retirees and only until eligibility for Medicare (age 65). The cost-sharing provisions for medical care benefits include an escalation in the non-Missouri Gas Energy retirees' share of claims obligations that is expected to follow the trend of claims net of Medicare reimbursements. The non-Missouri Gas Energy employees substantive plan was amended during 1993 to substantially modify the cost-sharing provisions to decrease the employer's share of expected future claims and make certain other plan changes. During 1992, the Company discontinued offering postretirement medical benefits to non-Missouri Gas Energy dependents, to the future non-Missouri Gas Energy retirees after age 65 and to non-Missouri Gas Energy employees hired after December 31, 1992. The substantive plan for Missouri Gas Energy employees and retirees provides payment for life of a portion of the medical benefit costs for individuals and their dependents. The cost sharing provisions include an escalation in the Missouri Gas Energy retirees share of claims that is expected to follow the trend of claims net of Medicare, subject to an overall limit on employer expenditures.

The funding policy for the non-Missouri Gas Energy plan is to pay claims as they arise from a tax-exempt trust through 1999. In addition, contributions are currently being made to a separate account within the pension plan to accumulate assets sufficient to fund claims arising after 1999. The funding policy for the Missouri Gas Energy plan is to pay claims as they arise through a tax exempt trust. Assets held in the tax-exempt trust include primarily short-term obligations. Assets held in the separate account within the retirement plan include cash, bond and stock funds. Non-benefit liabilities are limited to expenses associated with plan operation and administration.

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



The components of net postretirement benefit cost consisted of the following:

                                   Non-    Missouri
                                 Missouri     Gas
                                    Gas     Energy
                                  Energy      for
                                    for    the Five
                                 the Year   Months
                                  Ended     Ended     Year Ended
                                 June 30,  June 30,  December 31,
                                   1994      1994        1993
                                 --------  --------  ------------

Service cost of benefits
  earned during the year. . . .    $ 32     $  127       $ 36
Interest cost on benefit
  obligations . . . . . . . . .     378      1,251        609
Actual return on plan assets. .     (11)       --          (4)
Net amortization and deferral .     224        892        349
                                   ----     ------       ----
Net postretirement benefit
  cost. . . . . . . . . . . . .     623      2,270        990
Regulatory deferrals. . . . . .     --      (1,815)      (501)
                                   ----     ------       ----
Net expense . . . . . . . . . .    $623     $  455       $489
                                   ====     ======       ====

In addition to the postretirement expense recognized of $623,000, the Company (excluding Missouri Gas Energy) recognized $198,000 of amortization expense of the regulatory asset for amounts collected from customers in the current year relating to postretirement costs from 1993. The postretirement cost recognized as expense in 1993 was $489,000. In 1992, costs of $155,000 were recognized as expense when claims were paid.

The following is a reconciliation of the funded status of the Company's postretirement benefit plans and accrued postretirement liabilities as of June 30, 1994 and December 31, 1993.

                                          June 30,   December 31,
                                            1994         1993
                                          --------   ------------

Accumulated postretirement benefit
  obligation:
    Retirees . . . . . . . . . . . . .    $37,121       $ 3,911
    Other fully eligible participants.      4,403            55
    Other active participants. . . . .      1,243           434
                                          -------       -------
Accumulated benefit obligation . . . .     42,767         4,400
Plan assets at fair value. . . . . . .       (272)         (277)
                                          -------       -------
Accumulated benefit obligations in
  excess of plan assets. . . . . . . .     42,495         4,123
Unrecognized net transition
  obligation . . . . . . . . . . . . .    (43,866)       (4,257)
Unrecognized net gain. . . . . . . . .      3,807           663
                                          -------       -------
Accrued postretirement benefit cost. .    $ 2,436       $   529
                                          =======       =======

For purposes of computing the 1994 net periodic cost, the assumed health care cost trend rate used to measure expected cost benefits covered by the plan was 10% per year for seven years, gradually decreasing thereafter to 7% in year 18 of the projection. For purposes of the June 30, 1994 benefit obligations, the health care cost trend rate was 10% for the first seven years of the projection, thereafter decreasing by .25% per year, reaching 7% in year 18 of the projection. The weighted average assumed discount rate was 7.5% for purposes of the six-month period ended June 30, 1994 net periodic cost and the December 31, 1993 computation of the accumulated postretirement benefit obligation. The weighted average assumed discount rate was 8.25% for purposes of the fiscal 1995 net periodic costs and the June 30, 1994 accumulated postretirement benefit obligation. The weighted average expected long-term rate of return on plan assets is assumed to be 8% on an after tax basis. In addition, prior service cost is amortized on a straight-line basis over the average remaining years of service to full eligibility for benefits of the active plan participants.

           SOUTHERN UNION COMPANY AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



A one percentage point increase in the assumed health care cost trend rates for each future year would increase the aggregate of the service and interest cost components of the net periodic postretirement health care benefit cost by approximately $83,000 and would increase the accumulated postretirement benefit obligation for health care benefits by approximately $3,585,000.

                  Postemployment Benefits

The Company adopted the provisions of SFAS No. 112, Employers Accounting for Postemployment Benefits, as of January 1, 1994. This statement requires that the cost of benefits, such as disability and health care continuation coverage provided to former or inactive employees after employment but before retirement, be accrued if attributable to an employee's previously rendered service. The Company had previously recognized such post-employment benefit costs when paid and was allowed recovery in rates as payments were incurred. Consequently, Southern Union has recorded a regulatory asset to the extent it intends to file rate applications to include such costs in rates and such recovery is probable. As of June 30, 1994, the adoption of SFAS No. 112 has resulted in the recognition of a regulatory asset and a related liability of approximately $1,100,000.

TAXES ON INCOME

The Company adopted SFAS No. 109, Accounting for Income Taxes effective January 1, 1993. The effect of this change was not material. Prior to that date, the Company applied the provisions of Accounting Principles Board Opinion No. 11, Accounting for Income Taxes. The components of taxes on income relating to continuing operations were as follows:

                                  Year Ended June 30, 1994
                                 --------------------------
                                 Current   Deferred
                                   Tax       Tax      Total
                                 -------   --------  ------

Federal. . . . . . . . . . . .   $(3,592)   $8,389   $4,797
State. . . . . . . . . . . . .      (166)      554      388
                                 -------    ------   ------
                                 $(3,758)   $8,943   $5,185
                                 =======    ======   ======

                                Year Ended December 31, 1993
                                ----------------------------
                                Current   Deferred
                                  Tax       Tax       Total
                                -------   --------   -------

Federal. . . . . . . . . . . .  $ 2,417    $1,368     $3,785
State. . . . . . . . . . . . .       70       --          70
                                -------    ------     ------
                                $ 2,487    $1,368     $3,855
                                =======    ======     ======

                                Year Ended December 31, 1992
                                ----------------------------
                                Current   Deferred
                                  Tax       Tax       Total
                                -------   --------   -------

Federal. . . . . . . . . . . .  $ 3,373    $  996     $4,369
State. . . . . . . . . . . . .       71       --          71
                                -------    ------     ------
                                $ 3,444    $  996     $4,440
                                =======    ======     ======

Deferred credits and other liabilities also include $737,000 and $755,000 of unamortized deferred investment tax credit as of June 30, 1994 and December 31, 1993, respectively.

            SOUTHERN UNION COMPANY AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



Deferred income taxes result from temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The source of these differences and the tax effect of each is as follows:

                                          June 30,   December 31,
                                            1994         1993
                                          --------   ------------

Deferred tax assets:
  Postretirement benefits. . . . . . . .  $    464     $  1,513
  Note receivable. . . . . . . . . . . .       --           921
  Bad debt reserves. . . . . . . . . . .       450          --
  Insurance accruals . . . . . . . . . .     1,071          540
  Other. . . . . . . . . . . . . . . . .       360          571
                                          --------     --------
  Total deferred tax assets. . . . . . .     2,345        3,545
                                          --------     --------
Deferred tax liabilities:
  Property, plant and equipment. . . . .   (23,175)     (21,004)
  Unamortized debt expense . . . . . . .    (6,505)      (1,372)
  Other. . . . . . . . . . . . . . . . .    (1,889)        (559)
                                          --------     --------
  Total deferred tax liabilities . . . .   (31,569)     (22,935)
                                          --------     --------
Net deferred tax liability . . . . . . .   (29,224)     (19,390)
Less current tax asset . . . . . . . . .       488          219
                                          --------     --------
Accumulated deferred income taxes. . . .  $(29,712)    $(19,609)
                                          ========     ========

The sources of timing differences and the related deferred tax effect for the year ended December 31, 1992 pursuant to APB No.
11 were as follows:

                                                     December 31,
                                                         1992
                                                     ------------

Difference between book and tax depreciation. . . .    $ 1,535
Contributions in aid of construction. . . . . . . .     (1,363)
Insurance reserves. . . . . . . . . . . . . . . . .        209
Pension plan cost accruals. . . . . . . . . . . . .        263
Amortization of excess deferred income tax. . . . .       (161)
Other, net. . . . . . . . . . . . . . . . . . . . .        513
                                                       -------
  Total . . . . . . . . . . . . . . . . . . . . . .    $   996
                                                       =======

On August 10, 1993, the United States Congress passed and the President signed into law, the Omnibus Budget Reconciliation Act of 1993 (the "Act"). Among other provisions in the Act, effective January 1, 1993, the corporate federal income tax rate was increased to 35% on corporate taxable income in excess of $10,000,000. Total income tax expense differed from the amount computed by applying the applicable federal income tax rate of 35% in 1994 and 1993 and 34% in 1992 to earnings from continuing operations before taxes on income as follows:

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                                             Year Ended
                                     ----------------------------
                                     June 30,       December 31,
                                               ------------------
                                       1994      1993      1992
                                     --------  --------  --------

Computed "expected" tax expense. .   $ 4,747   $ 4,056   $ 3,682
Changes in taxes resulting from:
  State income taxes, net of
    federal income tax benefit . .       254        46        45
  Amortization of acquisition
    adjustment . . . . . . . . . .       941     1,060     1,004
  Amortization of excess
    deferred income taxes. . . . .      (190)     (191)     (161)
  Adjustments to tax reserve . . .      (615)   (1,095)      --
  Other. . . . . . . . . . . . . .        48       (21)     (130)
                                     -------   -------   -------
  Actual tax expense . . . . . . .   $ 5,185   $ 3,855   $ 4,440
                                     =======   =======   =======

UTILITY REGULATION AND RATES

Prior to the Missouri Acquisition, Western Resources was required pursuant to a 1989 MPSC order to undertake a major gas safety program in the service territories of Missouri Gas Energy. Such activities included replacement of company- and customer-owned gas service and yard lines, the movement and resetting of meters, the replacement of cast iron mains and the replacement and cathodic protection of bare steel mains ("Missouri Safety Program"). In recognition of the significant capital expenditures associated with this safety program, the MPSC issued Western Resources certain Accounting Authority Orders ("AAO") providing for the deferral, and subsequent recovery through rates, of those costs and expenditures, including depreciation expense, property taxes and associated carrying costs, related to the Missouri Safety Program.

Missouri Gas Energy is required to continue the Missouri Safety Program and has requested approval from the MPSC of an AAO to defer depreciation expense, property taxes and carrying costs associated with Missouri Gas Energy's investment in the Missouri Safety Program. On May 31, 1994 the MPSC staff recommended approval of the AAO; therefore, in anticipation of the MPSC's approval of the requested AAO, the Company has deferred approximately $600,000 related to depreciation, property taxes and associated carrying costs on its investment in this program during the five-month period subsequent to the Missouri Acquisition.

The continuation of the Missouri Safety Program will result in significant levels of future capital expenditures. The Company estimates incurring capital expenditures of approximately
$22,000,000 in fiscal 1995 related to this program.

LEASES

The Company leases certain facilities, equipment and office space under cancelable and noncancelable operating leases. The minimum annual rentals under operating leases for the next five years ended June 30 are as follows: 1995 -- $4,527,000; 1996 --
$3,041,000; 1997 - $2,266,000; 1998 -- $1,542,000; and 1999 --
$1,084,000; and thereafter $9,976,000. Rental expense was approximately $3,605,000, $2,061,000 and $2,372,000 for the years ended June 30, 1994 and December 31, 1993 and 1992.

           SOUTHERN UNION COMPANY AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



COMMITMENTS AND CONTINGENCIES

Southern Union is aware of the possibility that it may become a defendant in an action brought by the United States Environmental Protection Agency ("EPA") under 42 U.S.C. Section 9607(a) for reimbursement of costs associated with removing hazardous substances from the site of a former coal gasification plant (the "Pine Street Canal Site") in Burlington, Vermont. This knowledge arises out of the existence of a prior action, United States v.
                                               ----------------
Green Mountain Power Corp., et al, Civil No. 88-307 (D. Vt.), in
- - ---------------------------------
which Southern Union became involved as a third-party defendant in January 1989. Green Mountain Power was an action under 42 U.S.C. Section 9607(a) by the federal government to recover clean-up costs associated with the "Maltex Pond", which is part of the Pine Street Canal Site. Two defendants in Green Mountain Power, Vermont Gas Systems and Green Mountain Power Corp., claimed that Southern Union is the corporate successor to People's Light and Power Corporation, an upstream corporate parent of Green Mountain Power Corp. during the years 1928-1931. Green Mountain Power was settled without admission or determination of liability with respect to Southern
Union by order dated December 26, 1990. The EPA has since conducted studies of the clean-up costs for the remainder of the Pine Street Canal Site, but the ultimate costs are unknown at this time. On November 30, 1992, Southern Union was named as a potentially responsible party in a special notice letter from the EPA. On August 16, 1993, Southern Union's participation in settlement discussions on technical and allocation issues with the EPA was requested by Green Mountain Power Corp., Vermont Gas Systems, Inc. and New England Electric System (the "Gas Plant PRPs"). By letter dated September 20, 1993, the Company informed the Gas Plant PRPs of its reasons for its belief that it has no liability for the site, including (1) that it is not a corporate successor to any entity that owned or was an operator of the Pine Street Canal Site during the period the coal gasification plant was in operation, (2) that any claims against Peoples Light and Power Corporation were discharged in that company's 1936 Plan of Reorganization, and (3) that Southern Union merged with a successor to People's Light and Power Company, Inc., a separate company incorporated following the bankruptcy of Peoples Light and Power Corporation. Should Southern Union be made party to any action seeking recovery of remaining clean-up costs, the Company intends to assert the foregoing defenses and to otherwise vigorously defend against such an action. The Company has made demands of the appropriate insurers that they assume the defense of and liability for any such claim that may be asserted. The Company does not believe the outcome of this matter will have a material adverse effect on its financial position or results of operations.

Southern Union and Western Resources entered into an Environmental Liability Agreement (the "Environmental Liability Agreement") at the closing of the Missouri Acquisition. Subject to the accuracy of certain representations made by Western Resources in the Missouri Asset Purchase Agreement, the Environmental Liability Agreement provides for a tiered approach to the allocation of substantially all liabilities under environmental laws that may exist or arise with respect to Missouri Gas Energy. The Environmental Liability Agreement contemplates Southern Union first seeking reimbursement from other potentially responsible parties, or recovery of such costs under insurance or through rates charged to customers. To the extent certain environmental liabilities are discovered by Southern Union prior to January 31, 1996, and are not so reimbursed or recovered, Southern Union will be responsible for the first $3,000,000, if any, of out-of-pocket costs and expenses incurred to respond to and remediate any such environmental claim. Thereafter, Western Resources would share one-half of the next $15,000,000 of any such costs and expenses, and Southern Union would be solely liable for any such costs and expenses in excess of $18,000,000. Missouri Gas Energy owns or is otherwise associated with a number of sites where manufactured gas plants were previously operated. These plants were commonly used to supply gas service in the late 19th and early 20th centuries, in certain cases by corporate predecessors to Western Resources. By-products and residues from manufactured gas could be located at these sites and at some time in the future may require remediation by the EPA or delegated state regulatory authority. By virtue of notice under the Missouri Asset Purchase Agreement and its preliminary, non-invasive review, the Company became aware prior to closing of 11 such sites in the service territory of Missouri Gas Energy. Based on information reviewed thus far, it appears that neither Western Resources nor any predecessor in interest ever owned or operated at least three of those sites. Subsequent to the

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



closing of the Missouri Acquisition, as a result of an environmental audit, the Company has discovered the existence of possibly six additional sites in the service territory of Missouri Gas Energy. Southern Union has so informed Western Resources. The Company does not know if any of these additional sites were ever owned or operated by Western Resources or any of its predecessors in interest. Western Resources has informed the Company that it was notified in 1991 by the EPA that it was evaluating one of the sites (in St. Joseph, Missouri) for any potential threat to human health and the environment. Western Resources has also advised the Company on September 15, 1994 that as of that date the EPA had not notified it that any further action may be required. Evaluation of the remainder of the sites by appropriate federal and state regulatory authorities may occur in the future. At the present time and based upon information available to management, the Company believes that the costs of any remediation efforts that may be required for these sites for which it may ultimately have responsibility will not exceed the aggregate amount subject to substantial sharing by Western Resources.

On June 1, 1994 Southern Union filed two lawsuits in the United States District Court for the Western District of Missouri.
Southern Union Company v. The Bishop Group, Ltd., et al., Civil
- - -------------------------------------------------------
Action No. 94-0511-CV-W-8, involves a claim by the Company that two purported agreements between the Company and the defendants are of no force and effect. The first matter involves a letter agreement between the Company and certain of the defendants pursuant to which the defendants claim they are entitled to
certain options for business from the Company. The second matter involves an agreement under which the Company purchases gas from certain of the defendants. In the second matter, the Company also is seeking damages for excessive charges which Missouri Gas Energy believes it has incurred in the past. On September 1 the defendants filed their answer and counterclaims in which they seek, among other things, damages for alleged breach.  The
Company intends to respond with various affirmative defenses and counterclaims of its own. The Company has not yet quantified either its damages or the damages sought by defendants.  Southern
                                                         --------
Union Company v. Western Resources, Inc., The Bishop Group, Ltd.,
- - -----------------------------------------------------------------
et al., Civil Action No. 94-0509-CV-W-1, involves a claim by the
- - -----
Company that it is entitled to be indemnified by Western
Resources for any and all costs and liabilities the Company may incur in connection with certain gas transportation agreements purportedly assigned to the Company at the closing of the Missouri Acquisition. In the event Western Resources is not obligated to provide the indemnification, the Company has also claimed that Western Resources nevertheless is liable for any and all damages suffered by the Company arising out of such agreements due to Western Resources' fraud and misrepresentation regarding such agreements prior to their assignment. The Company also has sued the counterparties to the transportation agreements for a declaratory judgment that the agreements themselves are of no force and effect. Western Resources filed its answer, counterclaims and cross-claims on August 1, 1994. Western
Resources denied any responsibility to the Company arising out of the transportation agreements. Western Resources also has filed a cross-claim against the counterparties to the agreements for a declaratory judgment that Western Resources has fulfilled any responsibilities it ever had to the counterparties under such agreements.

Western Resources also filed two counterclaims against Southern Union seeking (i) the payment of certain amounts Western Resources claims it is owed under the purchase price "true-up" procedures of Article III of the Missouri Asset Purchase Agreement totaling $7,100,000 and (ii) a declaratory judgment that certain other claims made by the Company against Western Resources arising out of the purchase price "true-up" procedures of Article III of the Missouri Asset Purchase Agreement are not subject to an arbitration clause contained in that Agreement. On August 25, 1994, Southern Union replied to the counterclaims of Western Resources with various affirmative defenses and raised counterclaims of its own against Western Resources seeking i) enforcement of the arbitration provision in the Missouri Asset Purchase Agreement, ii) damages for breach by Western Resources of its obligation to make certain payments under that agreement and iii) breach by Western Resources of various

           SOUTHERN UNION COMPANY AND SUBSIDIARIES
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



representations and warranties. The dispute between Southern Union and Western Resources arising out of the purchase price "true-up" process for the Missouri Acquisition and related claims essentially is that the Company has demanded a refund of approximately $12,000,000 of the approximately $400,000,000 Southern Union paid to Western Resources at the closing of the Missouri Acquisition, while Western Resources is refusing to arbitrate those issues and demanding an additional payment of approximately $7,100,000.

On August 10, 1994, the counterparties filed their answer, along with counterclaims against Southern Union and cross-claims against Western Resources. The counterparties allege, among other things, various breaches by and conspiracy to breach between Southern Union and Western Resources. On September 8, 1994, the Company replied to the counterclaims of the counterparties with a number of affirmative defenses. The Company also counterclaimed and cross-claimed against the counterparties and Western Resources respectively for tortious interference with business expectancy and conspiracy. The Company has not yet quantified either its damages or the damages sought by Western Resources and the counterparties other than in connection with the purchase price dispute discussed previously. The Company intends to vigorously pursue all claims and to defend against all counterclaims in both actions. The Company does not believe the outcome of this matter will have a material adverse effect on its financial position or results of operations.

Southern Union and its subsidiaries are parties to other legal proceedings that its management considers to be the normal kinds of actions to which an enterprise of its size and nature might be subject, and not to be material to the Company's overall business or financial condition.

Pursuant to the terms of the Missouri Asset Purchase Agreement, the Company agreed to assume the Missouri portion of certain obligations of Western Resources related to a 1990 settlement of a Wyoming Tight Sands anti-trust litigation. The settlement provided for the refund of $126,000,000 over a 20-year period for certain previous overcharges by certain gas suppliers. Approximately $63,400,000 related to customers of Missouri Gas Energy. In 1991, the MPSC approved a plan authorizing the refund of a lump sum payment to Missouri Gas Energy's customers with the remaining balance to be refunded over a ten-year period commencing in the year 2002. To secure the refund of the settlement proceeds, the MPSC authorized the establishment of an independently administered trust to collect cash receipts under the Tight Sands settlement and repay credit-facility borrowings used for the lump sum payment. The Company is committed, under the Tight Sands settlement agreement and the Missouri Asset Purchase Agreement, to take a minimum of 55,300 MMBtu's per day from certain gas suppliers until maturity of the trust's credit facility or December 31, 2001. In addition, in the event the trust does not receive cash payments from the gas suppliers as provided by the Tight Sands settlement agreement, the Company is committed to pay its applicable portion of the amount owed the lender of the credit-facility borrowings. The Company's unpaid applicable portion of the amount the trust owes the lender at June 30, 1994 was approximately $9,600,000.

The Company has commitments under gas purchase contracts which contain certain minimum purchase provisions for the firm supply of quantities of natural gas. The Company's minimum provisions in its gas supply contracts do not exceed approximately fifty percent of its gas supply requirements in the Southern Union Gas' service territory and approximately seventy percent of its gas supply requirements in the Missouri Gas Energy service territory. In addition, the Company manages its gas supply purchases to ensure it meets the minimum purchase provisions of its gas purchase contracts. As such, management of the Company believes that take-or-pay provisions within its contracts will not have a material adverse impact on the Company's results of operations or consolidated financial position.

The Company had standby letters of credit outstanding of $4,947,000 and $1,622,000 at June 30, 1994 and December 31, 1993,
respectively, which guarantee payment of various insurance premiums, state taxes and gas purchases.

             SOUTHERN UNION COMPANY AND SUBSIDIARIES
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



TRANSITION PERIOD INFORMATION

The Company's Statement of Consolidated Operations for the six-month periods ended June 30, 1994 and 1993 appear below.

              STATEMENT OF CONSOLIDATED OPERATIONS

                                       Six Months Ended June 30,
                                       -------------------------
                                          1994(a)        1993

                                       -------------  ----------
                                                      (unaudited)
                                        (thousands of dollars,
                                         except shares and per
                                            share amounts)

Operating revenues. . . . . . . . . .    $ 268,964     $ 104,236
Gas purchase costs. . . . . . . . . .      154,274        53,530
                                         ---------     ---------
  Operating margin. . . . . . . . . .      114,690        50,706
                                         ---------     ---------

Operating expenses:
  Operating, maintenance and general.       53,383        23,793
  Taxes, other than on income . . . .       22,811         7,405
  Depreciation and amortization . . .       14,284         6,782
                                         ---------      --------
    Total operating expenses. . . . .       90,478        37,980
                                         ---------      --------
    Net operating revenues. . . . . .       24,212        12,726
                                         ---------      --------

Other income (expenses):
  Interest on long-term debt. . . . .      (17,836)       (5,803)
  Other, net. . . . . . . . . . . . .        1,774          (748)
                                         ---------      --------
    Total other expenses, net . . . .      (16,062)       (6,551)
                                         ---------      --------
Income before income taxes. . . . . .        8,150         6,175

Federal and state income taxes. . . .        3,259         1,929
                                         ---------      --------

Earnings before preferred dividends .        4,891         4,246
Preferred dividends . . . . . . . . .          --           (843)
                                         ---------      --------
Net earnings available for common
  stock . . . . . . . . . . . . . . .    $   4,891      $  3,403
                                         =========      ========

Earnings (loss) per common share. . .    $     .43      $    .41
                                         =========      ========

Weighted average shares
  outstanding . . . . . . . . . . . .   11,438,396     8,253,052
                                        ==========     =========

- - --------------------------

(a) Missouri Gas Energy was acquired on January 31, 1994 and Rio Grande was acquired on September 30, 1993. Accordingly, the operating results of Missouri Gas Energy and Rio Grande were included in the Company's consolidated results of operations subsequent to the dates of acquisition.

              SOUTHERN UNION COMPANY AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



The Company's Condensed Statements of Consolidated Cash Flows for the six-month periods ended June 30, 1994 and 1993 appear below.

           CONDENSED STATEMENT OF CONSOLIDATED CASH FLOWS

                                      Six Months Ended June 30,
                                      -------------------------
                                         1994(a)        1993
                                      -------------  ----------
                                                     (unaudited)
                                        (thousands of dollars)

Net cash flows from operating
  activities. . . . . . . . . . . .     $ 101,177     $ 17,090
                                        ---------     --------

Cash flows from investing
  activities:
    Additions to property, plant
      and equipment . . . . . . . .       (28,133)      (6,424)
    Acquisition of operations,
      net of cash received. . . . .      (405,292)        (274)
    Purchase of and improvements
      to real estate. . . . . . . .           --          (906)
    Proceeds from sale of
      discontinued operation. . . .           --        16,273
    Other, net. . . . . . . . . . .         6,215       (1,261)
                                        ---------     --------
      Net cash flows (used in)
        provided by investing
        activities. . . . . . . . .      (427,210)       7,408
                                        ---------     --------

Cash flows from financing
  activities:
    Repayment of debt . . . . . . .      (106,846)        (478)
    Issuance of debt. . . . . . . .       475,000       14,489
    Premiums on early extinguish-
      ment of debt. . . . . . . . .       (13,715)         --
    Debt issuance costs . . . . . .        (5,439)         --
    Net payments under revolving
      credit facility . . . . . . .       (20,100)         --
    Exercise of common stock
     options. . . . . . . . . . . .            96          167
    Redemption of preferred stock .           --       (25,370)
    Payment of dividends on
      preferred stock . . . . . . .           --          (843)
    Other, net. . . . . . . . . . .           --          (374)
                                        ---------     --------
      Net cash flows from (used
        in) financing activities. .       328,996      (12,409)
                                        ---------     --------
Increase in cash and cash
  equivalents . . . . . . . . . . .         2,963       12,089
Cash and cash equivalents at
  beginning of period . . . . . . .         2,918           89
                                        ---------     --------
Cash and cash equivalents at end
  of period . . . . . . . . . . . .     $   5,881     $ 12,178
                                        =========     ========


- - --------------------------

(a) Missouri Gas Energy was acquired on January 31, 1994 and Rio Grande was acquired on September 30, 1993. Accordingly, the operating results of Missouri Gas Energy and Rio Grande were included in the Company's consolidated results of operations subsequent to the dates of acquisition.

               SOUTHERN UNION COMPANY AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



QUARTERLY OPERATIONS (UNAUDITED)


   Year Ended                 Quarter Ended
                    ----------------------------------
    June 30,        Septem-  Decem-
      1994          ber 30   ber 31  March 31  June 30    Total
   ----------       -------  ------  --------  -------  ---------

Total operating
  revenues. . . .   $32,416  $73,137 $175,454  $93,509  $374,516
Operating margin.    18,080   30,620   67,694   46,995   163,389
Net operating
  revenues. . . .       704    7,118   23,477      734    32,033
Net earnings
  (loss) avail-
  able for common
  stock . . . . .    (1,254)   4,742    9,954   (5,064)    8,378
Net earnings
  (loss) per
  common share. .      (.15)     .57      .87     (.44)      .85


   Year Ended                 Quarter Ended
                    ----------------------------------
  December 31,                         Septem-  Decem-
      1993          March 31  June 30  ber 30   ber 31    Total
   ----------       --------  -------  -------  ------  ---------

Total operating
  revenues. . . .   $67,322   $36,130  $32,416  $73,137 $209,005
Operating margin.    31,391    18,530   18,080   30,620   98,621
Net operating
  revenues. . . .    11,547       395      704    7,118   19,764
Earnings (loss)
  before pre-
  ferred
  dividends . . .     5,169      (924)  (1,254)   4,742    7,733
Net earnings
  (loss) avail-
  able for
  common stock. .     4,575    (1,173)  (1,254)   4,742    6,890
Net earnings
  (loss) per
  common share. .       .55      (.14)    (.15)     .57      .83


   Year Ended                 Quarter Ended
                    ----------------------------------
  December 31,                         Septem-  Decem-
      1992          March 31  June 30  ber 30   ber 31    Total
   ----------       --------  -------  -------  ------  ---------

Total operating
  revenues. . . .   $59,836   $33,042  $34,025  $65,542 $192,445
Operating margin.    29,767    18,000   16,267   25,493   89,527
Net operating
  revenues
  (expenses). . .    11,043       304   (1,404)   7,419   17,362
Earnings (loss)
  from continuing
  operations. . .     6,016      (899)  (2,944)   4,218    6,391
Earnings (loss)
  from discon-
  tinued
  operation . . .       568       251      569   (3,834)  (2,446)
Earnings (loss)
  before pre-
  ferred
  dividends . . .     6,584      (648)  (2,375)     384    3,945
Net earnings
  (loss) avail-
  able for
  common stock. .     5,959    (1,273)  (3,000)    (241)   1,445
Earnings (loss)
  from continuing
  operations per
  common share. .       .65      (.19)    (.43)     .44      .47
Net earnings
  (loss) per
  common share. .       .72      (.15)    (.36)    (.03)     .18

                                                       SCHEDULE V
        SOUTHERN UNION COMPANY AND SUBSIDIARIES
            PROPERTY, PLANT AND EQUIPMENT
Years Ended June 30, 1994 and December 31, 1993 and 1992



  Column A         Column B Column C Column D Column E  Column F
  --------         -------- -------- -------- --------  --------
                                               Other
                                              Changes
                   Balance                     Adds/
                      at                       (De-
                  Beginning           Retire- ducts)   Balance at
Classification     of Year  Additions  ments    (a)   End of Year
- - --------------    --------- --------- ------- ------- -----------
                         (thousands of dollars)

Year ended
June 30, 1994:
  Utility plant
    Intangible. . $  1,996  $  8,878  $    71 $   --  $   10,803
    Production
      and
      gathering .    3,020         2      185    (121)     2,716
    Transmission.   10,179       816      244      14     10,765
    Distribution.  309,127   458,312    3,849      77    763,667
    General . . .   28,438    38,492    1,926  (1,038)    63,966
                  --------  --------  ------- ------- ----------
      Total
        utility
        plant . .  352,760   506,500(b) 6,275  (1,068)   851,917
  Construction
    work in
    progress. . .    6,766    64,766   51,393   1,852     21,991
  Less contribu-
    tions in aid
    of construc-
    tion. . . . .  (35,683)   (3,228)     (49)    --     (38,862)
                  --------  --------  -------  ------  ---------
  Net utility
    plant . . . .  323,843   568,038   57,619     784    835,046
  Acquisition
    adjustment. .   89,952    89,764(b)   --      --     179,716
      Total
        property,
        plant and
        equip-
        ment. . . $413,795  $657,802  $57,619 $   784 $1,014,762

Year ended Decem-
ber 31, 1993:
  Utility plant
    Intangible. . $  1,939  $    186  $    71 $   --  $    2,054
    Production
      and
      gathering .    3,117         2      213     (14)     2,892
    Transmission.    9,199       553      244     444      9,952
    Distribution.  305,506    51,995      956    (430)   356,115
    General . . .   27,468    14,999    1,683     (44)    40,740
                  --------  --------  ------- ------- ----------
      Total
        utility
        plant . .  347,229    67,735(c) 3,167     (44)   411,753
  Construction
    work in
    progress. . .    4,307    21,148   23,375     --       2,080
  Less contribu-
    tions in aid
    of construc-
    tion. . . . .  (34,417)   (2,477)    (104)    --     (36,790)
                  --------  --------  ------- ------- ----------
  Net utility
    plant . . . .  317,119    86,406   26,438     (44)   377,043
  Acquisition
    adjustment. .   89,953    13,568(c)   --      --     103,521
                  --------  --------  ------- ------- ----------
      Total
        property,
        plant and
        equip-
        ment. . . $407,072  $ 99,974  $26,438 $  (44) $  480,564
                  ========  ========  ======= ======  ==========

Year ended Decem-
ber 31, 1992:
  Utility plant
    Intangible. . $  1,856  $     92  $   --  $   (9) $    1,939
    Production
      and
      gathering .    3,188       122      --    (193)      3,117
    Transmission.    8,570       440        4    193       9,199
    Distribution.  290,761    16,068    1,323    --      305,506
    General . . .   20,521     7,670      723    --       27,468
                  --------  --------  ------- ------  ----------
      Total
        utility
        plant . .  324,896    24,392    2,050     (9)    347,229
  Construction
    work in
    progress. . .    5,519    22,174   23,386    --        4,307
  Less contribu-
    tions in aid
    of construc-
    tion. . . . .  (30,408)   (4,195)    (186)   --      (34,417)
                  --------  --------  ------- ------  ----------
  Net utility
    plant . . . .  300,007    42,371   25,250     (9)    317,119
  Acquisition
    adjustment. .   89,328       769      --    (144)     89,953
                  --------  --------  ------- ------  ----------
      Total
        property,
        plant and
        equip-
        ment. . . $389,335  $ 43,140  $25,250 $ (153) $  407,072
                  ========  ========  ======= ======  ==========

- - -------------------------

(a)  Reclassification between accounts.
(b) 1994 additions include the purchase of $472,326,000 of utility plant for the Missouri, Rio Grande and Eagle Pass Acquisitions and related acquisition adjustments of $89,764,000.
(c) 1993 additions include the purchase of $44,340,000 of utility plant for Rio Grande, Eagle Pass and Berry Gas Acquisitions and related acquisition adjustments of $13,504,000.

                                                      SCHEDULE VI

               SOUTHERN UNION COMPANY AND SUBSIDIARIES
                     ACCUMULATED DEPRECIATION
         AND AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
     Years Ended June 30, 1994 and December 31, 1993 and 1992


  Column A         Column B Column C   Column D Column E Column F
  --------         -------- --------   -------- -------- --------
                             Addi-
                             tions
                            Charged               Other
                               to                Changes
                   Balance    Costs               Adds
                      at       and                (De-   Balance
                  Beginning  Expenses   Retire-  ducts)  at End
Classification     of Year      (a)      ments     (b)   of Year
- - --------------    ---------  ---------  -------  ------- --------
                         (thousands of dollars)

Year ended
June 30, 1994:
  Utility plant
    Intangible. .  $    765  $  1,358    $    9  $(70)   $  2,044
    Production
      and
      gathering .     1,226       245       341    35       1,165
    Transmission.     4,525       486        13   (31)      4,967
    Distribution.    94,270   151,738     4,213    35     241,830
    General . . .    17,587    12,882     1,332   (23)     29,114
                   --------  --------    ------  ----    --------
      Total . . .   118,373   166,709(c)  5,908   (54)    279,120
  Acquisition
    adjustment. .     8,855     3,487       --    --       12,342
                   --------  --------    ------  ----    --------
      Total
        utility
        plant . .  $127,228  $170,196    $5,908  $(54)   $291,462
                   ========  ========    ======  ====    ========


Year ended Decem-
ber 31, 1993:
  Utility plant
    Intangible. .  $    734  $     72    $   71  $ --    $    735
    Production
      and
      gathering .     1,223       353       208    --       1,368
    Transmission.     3,844       297       244    17       3,914
    Distribution.    90,632    30,426       956    --     120,102
    General . . .    17,777     1,816     1,284    63      18,372
                   --------  --------    ------  ----    --------
      Total . . .   114,210    32,964(d)  2,763    80     144,491
    Acquisition
      adjustment.     7,357     3,173       --    --       10,530
                   --------  --------    ------  ----    --------
      Total
        utility
        plant . .  $121,567  $ 36,137    $2,763  $ 80    $155,021
                   ========  ========    ======  ====    ========


Year ended Decem-
ber 31, 1992:
  Utility plant
    Intangible. .  $    675  $     59    $  --   $ --    $    734
    Production
      and
      gathering .     1,103       120       --     --       1,223
    Transmission.     3,682       162       --     --       3,844
    Distribution.    83,799     8,156     1,323    --      90,632
    General . . .    16,755     1,715       693    --      17,777

                   --------  --------    ------  -----   --------
      Total . . .   106,014    10,212     2,016    --     114,210
  Acquisition
    adjustment. .     4,440     2,917       --     --       7,357
                   --------  --------    ------  -----   --------
    Total
      utility
      plant . . .  $110,454  $ 13,129    $2,016  $ --    $121,567
                   ========  ========    ======  =====   ========

- - -----------------------------

(a) Additions charged to costs and expenses include depreciation and amortization shown separately in the statement of consolidated operations, depreciation, depletion and amortization sustained by the discontinued operations, depreciation of equipment charged to clearing accounts and depreciation and amortization charged to other revenue and expense accounts.
(b)  Reclassification between accounts.
(c) 1994 additions include the purchase of $149,414,000 in accumulated depreciation of utility plant for the Missouri, Rio Grande and Eagle Pass Acquisitions.
(d) 1993 additions include the purchase of $21,647,000 in accumulated depreciation of utility plant for the Rio Grande, Eagle Pass, and Berry Gas Acquisitions.

                                                      SCHEDULE IX

               SOUTHERN UNION COMPANY AND SUBSIDIARIES
                       SHORT-TERM BORROWINGS
     Years Ended June 30, 1994 and December 31, 1993 and 1992



  Column A         Column B  Column C Column D Column E  Column F
  --------         --------  -------- -------- --------  --------
                                                Average
                                                Amount   Weighted
                                       Maximum    Out-    Average
                                        Amount  standing Interest
                             Weighted    Out-    During    Rate
                    Balance  Average   standing   the     During
Amounts Payable      at End  Interest   During    Year     the
   to Banks         of Year    Rate    the Year   (a)      Year
- - ---------------     -------  --------  -------- -------- --------
                           (thousands of dollars)

Year ended
  June 30, 1994 . . $   --      --     $74,000   $26,369   5.1%
Year ended Decem-
  ber 31, 1993. . .  20,100    4.70%    74,000    33,021   5.3%
Year ended Decem-
  ber 31, 1992. . .  13,900    6.00%    37,649     5,912   6.3%

- - ----------------------------

(a) Average amount outstanding and weighted average interest rate were calculated based on the aggregated daily balance outstanding and the corresponding interest rate.

                                                       SCHEDULE X

               SOUTHERN UNION COMPANY AND SUBSIDIARIES
         SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION
      Years Ended June 30, 1994 and December 31, 1993 and 1992



          Column A                             Column B
- - ---------------------------------    ----------------------------
            Item                     Charged to Cost and Expenses
- - ---------------------------------    ----------------------------
                                      1994       1993      1992
                                     -------    -------   -------
                                        (thousands of dollars)

Maintenance and repairs. . . . .     $10,366    $ 5,203   $ 4,817
Taxes, other than payroll and
  income taxes (principally
  franchise taxes) . . . . . . .      28,016     12,860    11,741

                             EXHIBIT INDEX


Exhibit                                                     Filed
  No.                     Description                      Herein
- - -------   ----------------------------------------------   ------

  3(a)    Restated Certificate of Incorporation of            *
          Southern Union Company.

  3(b)    Southern Union Company Bylaws, as amended.          *

  4(a)    Specimen Common Stock Certificate.  (Filed as
          Exhibit 4(a) to Southern Union's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.)

  4(b) Indenture between Chase Manhattan Bank, N.A., as trustee, and Southern Union Company dated
          January 31, 1994.  (Filed as Exhibit 4.1 to
          Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)

  4(c) Officers' Certificate dated January 31, 1994 setting forth the terms of the 7.60% Senior
          Debt Securities due 2024.  (Filed as Exhibit
          4.2 to Southern Union's Current Report on
          Form 8-K dated February 15, 1994 and incorpo-rated herein by reference.)

  4(d) The Company is a party to other debt instru-ments, none of which authorizes the issuance of debt securities in an amount which exceeds
          10% of the total assets of the Company.  The
          Company hereby agrees to furnish a copy of any of these instruments to the Commission upon request.

 10(a)   Revolving Credit Agreement, Revolving Note and
         Loan Documents between Southern Union Company and the Bank named therein dated September 30, 1993. (Filed as Exhibit 99.2 to Southern
         Union's Current Report on Form 8-K dated
         October 13, 1993 and incorporated herein by reference.)

 10(b)   First Amendment to Revolving Credit Agreement,
         Revolving Notes and Loan Documents dated as of November 15, 1993. (Filed as Exhibit 10.1 to
         Southern Union's Registration Statement on Form
         S-3 (No. 33-70604) and incorporated herein by reference.)

 10(c)   Second Amendment to Revolving Credit Agreement       *
         dated August 31, 1994.

 10(d)   Asset Purchase Agreement between Southern Union
         Company and Western Resources, Inc. dated
         July 9, 1993.  (Filed as Exhibit 10.1 to the
         Company's Current Report on Form 8-K dated
         July 12, 1993 and incorporated herein by reference.)

 10(e)   Southern Union Company 1982 Incentive Stock
         Option Plan and form of related Stock Option
         Agreement. (Filed as Exhibits 4.1 and 4.2 to Form S-8, File No. 2-79612 and incorporated herein by reference.)(1)

 10(f)   Form of Indemnification Agreement between
         Southern Union Company and each of the
         Directors of Southern Union Company. (Filed as Exhibit 10(i) to Southern Union's Annual
         Report on Form 10-K for the year ended
         December 31, 1986 and incorporated herein by reference.)

 10(g)   Southern Union Company 1992 Long-Term Stock
         Incentive Plan.  (Filed as Exhibit 10(i) to
         Southern Union's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.)(1)

 10(h)   Southern Union Company Director's Deferred
         Compensation Plan.  (Filed as Exhibit 10(g) to
         Southern Union's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.)(1)

 10(i)   Southern Union Company Supplemental Deferred
         Compensation Plan.  (Filed as Exhibit 10(h) to
         Southern Union's Annual Report on Form 10-K for the year ended December 31, 1993 and incorpo-rated herein by reference.)(1)

 10(j)   Form of warrant granted to Fleischman and            *
         Walsh.

 11      Computation of Per Share Earnings.                   *

 22      Subsidiaries of Southern Union Company.              *

 24      Consent of Independent Accountants.                  *

 25      Power of Attorney with Respect to Certain            *
         Signatures.

 27      Financial Data Schedule.                             *

- - ----------------------

(1)  Indicates a Management Compensation Plan.